SUB-ITEM 77Q1(a)

                             AIM SUMMIT FUND, INC.

                             ARTICLES OF AMENDMENT


                  AIM SUMMIT FUND, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation hereby amends its Charter as currently in effect (the "Charter") by (i) changing all of the issued and outstanding Class II Shares of Common Stock of the Corporation into Class I Shares of Common Stock of the Corporation based on their respective net asset values,
(ii) reclassifying all of the authorized but unissued Class II Shares of Common Stock of the Corporation as authorized but unissued Class I Shares of Common Stock of the Corporation, and (iii) changing the name of the class of shares of stock of the Corporation known as Class I Shares of Common Stock to Common Stock, on the following terms:

                  (a) Change on Outstanding Shares. On the Effective Date of these Articles of Amendment, all of the issued and outstanding Class II Shares of Common Stock of the Company shall be changed into and become Class I Shares of Common Stock of the Company currently authorized based upon their respective net asset values and thereafter shall have the attributes of Class I Shares of Common Stock. Each shareholder of record of Class II Shares of Common Stock on the Effective Date of these Articles of Amendment shall be credited on the books of the Corporation with that number of Class I Shares of Common Stock having a net asset value equal to the net asset value of the Class II Shares of Common Stock held by such shareholder immediately prior to the Effective Date. Immediately following such changes, all previously issued and outstanding Class II Shares of Common Stock shall be deemed to have been redeemed by the Corporation and shall become authorized but unissued Class II Shares of Common Stock.

                  (b) Reclassification of Class II Shares. On the Effective Date of these Articles of Amendment, and after completion of the actions and events described in paragraph (a) of this Article FIRST, all of the 600,000,000 shares of the Class II Shares of Common Stock of the Company previously authorized shall be reclassified as Class I Shares of Common Stock of the Corporation, $0.01 par value per share.

                  (c) Renaming of Class I Shares. On the Effective Date of these Articles of Amendment, and after completion of the actions and events described in paragraphs (a) and (b) of this Article FIRST, the name of the class of shares of the Corporation known as Class I Shares of Common Stock shall be changed to, and such shares shall then be known as, Common Stock.

         The charter of the Corporation is hereby amended as provided in this Article FIRST.

                  SECOND: These Articles of Amendment are adopted under the authority contained in Section 2-602(b)(3) and Section 2-602(b)(8) of the Maryland General Corporation Law. The foregoing amendment to the Charter was advised by the Board of Directors of the Corporation, at a meeting duly held on February 3, 2000, and approved by the stockholders of the

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                               STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 7/21/00.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: [ILLEGIBLE SIGNATURE], Custodian
This stamp replaces our previous certification system. Effective: 6/95
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Corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, at a meeting of the stockholders duly held on May 3,
2000.

                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                  FOURTH: The foregoing amendment does not increase the authorized stock of the Corporation.

                  FIFTH: The Effective Time of these Articles of Amendment shall be 5:00 p.m., July 24, 2000.

                  SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

                  IN WITNESS WHEREOF, AIM Summit Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary or an Assistant Secretary on July 14, 2000.

                                               AIM SUMMIT FUND, INC.



By: /s/ Kathleen J. Pflueger                 By: /s/ Robert H. Graham
     ------------------------                   -----------------------
Name: Kathleen J. Pflueger                       Robert H. Graham
     ------------------------                         President
      Assistant Secretary

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